UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2017

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on February 22, 2013, Celsion Corporation (the “Company”) entered into a securities purchase agreement with certain investors pursuant to which the Company agreed, among other things, to issue warrants (the “2013 Warrants”) to purchase up to 95,811 shares of common stock of the Company, par value $0.01 (“Common Stock”), to such investors in a registered direct offering. Also as previously reported, on January 15, 2014, the Company entered into a securities purchase agreement with certain investors pursuant to which the Company agreed, among other things, to issue warrants (the “2014 Warrants”) to purchase up to 64,348 shares of Common Stock to such investors in a registered direct offering. Also as previously reported, on June 13, 2016, the Company entered into a securities purchase agreement with certain investors pursuant to which the Company agreed, among other things, to issue warrants (the “2016 Warrants” and together with the 2013 Warrants and 2014 Warrants, the “Original Warrants”) to purchase up to 630,252 shares of Common Stock to such investors in a registered direct offering.

On June 9, 2017, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain holders of the Original Warrants (the “Exercising Holders”), which Exercising Holders own, in the aggregate, Original Warrants exercisable for 790,411 shares of Common Stock. Pursuant to the Exercise Agreements, the Exercising Holders and the Company agreed that the Exercising Holders would exercise their Original Warrants with respect to 790,411 shares of Common Stock underlying such Original Warrants for a reduced exercise price equal to $2.70 per share (the “Reduced Exercise Price”).

The Company expects to receive aggregate gross proceeds of approximately $2.134 million from the exercise of the Original Warrants by the Exercising Holders.

The description of terms and conditions of the Exercise Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Warrant Exercise Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 9, 2017	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Warrant Exercise Agreement